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                                  EXHIBIT 10.08

                       ASSIGNMENT AND ASSUMPTION AGREEMENT


         THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement"), dated August 18, 2000 is by and between Xcel Energy Inc., a Minnesota corporation, formerly known as Northern States Power Company, (the "Assignor"), and Northern States Power Company, a Minnesota corporation, formerly known as Northern Power Corporation (the "Assignee").

                                    RECITALS

         WHEREAS, in connection with that certain Agreement and Plan of Merger dated March 24, 1999 (the "Merger Agreement") between Assignor, then known as Northern States Power Company and New Century Energies, Inc. ("NCE"), subject to certain conditions, the Assignor agreed to contribute, transfer, assign, convey and deliver to a wholly-owned subsidiary of Assignor, now identified as the Assignee, as a capital contribution or in exchange for shares of such subsidiary's capital stock, all of Assignor's assets other than the stock of the Assignor's subsidiaries (the "Assets"), and such subsidiary will assume all of the Assignor's liabilities and obligations in respect of the Assets (the "Assumed Obligations"); and

         WHEREAS, Assignor desires to assign the Assets to Assignee, and Assignee wishes to assume the Assumed Obligations as contemplated by the Merger Agreement.

         NOW, THEREFORE, in consideration of the promises herein made and subject to the terms and conditions herein set forth, the parties hereto agree as follows:

         1. DEFINITIONS. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Merger Agreement.

         2. ASSIGNMENT. Subject to the fulfillment or waiver of all conditions to Assignor's obligation to effect the merger under the Merger Agreement, Assignor hereby assigns, transfers and conveys to Assignee all of Assignor's rights, title and interest in and to the Assets, effective as of 6:00 p.m. Minneapolis, Minnesota time on August 18, 2000 (the "Effective Time").

                  In addition, as of the Effective Time and as part of the Asset Contribution, Assignor hereby assigns, transfers and conveys to Assignee all of Assignor's rights, obligations and benefits under all executory contracts, permits, leases and other agreements entered by Assignor in the ordinary course of its business, including, but not

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limited to easements, permits or other land rights for right-of-way, access or other occupancy or usage purposes, all municipal and other franchises, leaseholds, licenses, permits, privileges, patents and patent rights, evidence of indebtedness, contracts, claims, accounts receivable, all books of account and other corporate records, choses in action and other intangibles. Without limiting the generality of the foregoing, Assignor specifically assigns all rights, obligations and benefits under all certificates of need, franchises, rate schedules and other authorities provided or issued by operation of law or by order or consent of a regulatory or governmental body to Assignor with the intent that as of the Effective Time Assignor's status under such certificates, franchises, rate schedules and other authorities shall be treated as if such were initially issued to or acquired directly by Assignee.

         3. ASSUMPTION. As of the Effective Time, Assignee hereby accepts the foregoing assignment and agrees to assume and be bound by all of the terms of, and to undertake all of the obligations and liabilities of the Assumed Obligations.

         4. SUPPLEMENTAL TRUST INDENTURE. In furtherance of the foregoing assignment and assumption and as a condition precedent to the following release, the parties hereby agree to enter a Supplemental Trust Indenture with Harris Trust and Savings Bank, whereby, in accordance with the original Trust Indenture dated February 1, 1937, the Assignee in consideration of the transfer by Assignor of all the mortgaged and pledged property under the Trust Indenture, assumes all the obligations of the Assignor under said February 1, 1937 Trust Indenture and all indentures supplemental thereto.

         5. RELEASE OF ASSIGNOR. Simultaneously with the effectiveness of this Agreement, Assignor shall be released from all Assumed Obligations with the exception of Assignor's obligations under that certain Indenture dated as of January 30, 1997, as supplemented, between Assignor and Wells Fargo Bank Minnesota, National Association (formerly, Norwest Bank Minnesota, National Association), as Trustees pertaining to Assignor's 7-7/8% Junior Subordinated Debentures due 2037.

         6. REPRESENTATIONS AND WARRANTIES. As inducement for the other party to enter into this Agreement, Assignor and Assignee, as applicable, represent and warrant the following:

                  6.1. EXISTENCE. It is duly organized, validly existing and in good standing in its respective state of incorporation and duly qualified to carry on its business as it has been and is currently conducted.

                  6.2. AUTHORITY; NO CONFLICT. It has all requisite power and authority to enter into this Agreement, and its execution, delivery and performance of this Agreement does not and will not (a) violate, conflict with or result in the breach of


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         any provision of its corporate or company organizational documents,
         (b) conflict with or violate any law or governmental order applicable to it or any of its assets, properties or businesses, or
         (c) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights to or termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation on any encumbrance on the Units or any of its assets or properties pursuant to any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which it is a party or any of its assets or properties is bound or affected which could have a material adverse effect upon its business, assets or properties.

                  6.3 COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS. This Agreement has been made in accordance with all applicable laws and regulations and the terms and conditions of the Merger Agreement.

         7. FURTHER ASSURANCES. As additional consideration for entering this Agreement, each party hereto agrees that from time to time after the date hereof, it shall execute and deliver or cause to be executed and delivered such deeds, assignments of easements, permits, contracts or other agreements, bills of sale or other instruments, documents and papers, and take all such further action as may be reasonably required in order to consummate more effectively the purposes of this Agreement and to implement the transactions contemplated hereby.

         8. AMENDMENT. No waiver, modification or amendment of any provision of this Agreement shall be effective unless it is in writing and signed by Assignor and Assignee.

         9. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF MINNESOTA.

         10. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered on the date first above written.

                                XCEL ENERGY INC.


                                By:
                                    -------------------------------------------
                                    Edward J. McIntyre
                                    Vice President & Chief Financial Officer



                                NORTHERN STATES POWER COMPANY


                                By:
                                    -------------------------------------------
                                    Wayne H. Brunetti
                                    Chairman, President and Chief Executive
                                    Officer


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